Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Molino Cañuelas S.A.C.I.F.I.A. of our report dated March 8, 2018 relating to the financial statements, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” and “Presentation of Financial and Certain Other Information” in such Registration Statement.

“/s/”Price Waterhouse & Co. S.R.L.
Price Waterhouse & Co. S.R.L.

“/s/” Marcelo Pablo de Nicola (Partner)
Marcelo Pablo de Nicola Partner

Buenos Aires, Argentina
April 25, 2018